UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

The information in this section is being furnished to, but not filed with, the Securities and Exchange Commission.

On January 22, 2008, HMN Financial, Inc. (the "Company") issued a press release that included financial information for its quarter and year ended December 31, 2007. A copy of the press release is attached as Exhibit 99 to this Form 8-K and incorporated by reference into this Item 2.02.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

2007 Bonuses

On January 22, 2008, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") exercised its discretion to pay cash bonuses to the Company’s following executive officers for their performance during 2007 in the following amounts:

Michael McNeil - $165,000
Bradley C. Krehbiel - $37,853
Jon J. Eberle - $33,443
Susan K. Kolling - $28,111
Dwain C. Jorgensen - $26,705

Of Mr. McNeil’s bonus, $45,000 was a discretionary bonus and $120,000 was a payment under his 2007 Bonus Plan.

2008 Bonus Plan

On January 22, 2008, the Compensation Committee adopted a cash bonus plan for Michael McNeil, the Company’s President and Chief Executive Officer. A description of this plan is filed as Exhibit 10 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

           (c) Exhibits (the following exhibits are furnished to the SEC)

Exhibit Number	Description

10	Description of Michael McNeil 2008 Bonus Plan
99	Press release dated January 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date:	January 28, 2008	/s/ Jon Eberle
Jon Eberle, SVP/CFO/Treasurer